UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2011

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-54273 (Commission File Number)	27-2966616 (I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 6

Sioux Falls, South Dakota 57105

(Address of Principal Executive Offices) (Zip Code)
(605) 361-9566
(Registrants’ telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

$100.0 Million Secured Credit Facility.

On April 29, 2011, Summit Hotel OP, LP (the “Operating Partnership”), as borrower, Summit Hotel Properties, Inc. (“Company”), as parent guarantor, and Summit Hospitality I, LLC, as subsidiary guarantor, entered into a $100.0 million senior secured revolving credit facility with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc., as lead arranger, and a syndicate of lenders including Deutsche Bank AG New York Branch, Royal Bank of Canada, KeyBank National Association and Regions Bank. We transferred to the $100.0 million credit facility the outstanding principal balance of $25.2 million on the existing $30.0 million unsecured revolving credit facility.

The following is a summary of the indicative terms and conditions for our $100.0 million credit facility. The Operating Partnership is the borrower under the credit facility. The credit facility is guaranteed by the Company and all of our existing and future subsidiaries that own or lease a “borrowing base asset.”

Outstanding borrowings on the $100.0 million revolving credit facility are limited to the least of (1) $100.0 million, (2) 55% of the aggregate appraised value of the properties anticipated to be borrowing base properties under the secured $100.0 million credit facility and (3) the aggregate adjusted net operating income of the borrowing base properties divided by 150% of the monthly factor shown on a standard level constant payment table for a fully amortizing 25-year loan based on an assumed interest rate equal to the greatest of (x) the ten-year U.S. Treasury rate plus 3.5%, (y) 7.00% and (z) the weighted-average interest rate then applicable to advances outstanding under the credit facility. The availability of the credit facility is also subject to a borrowing base having no fewer than 15 properties.

Payment Terms. We are obligated to pay interest at the end of each selected interest period, but not less than quarterly, with all outstanding principal and accrued but unpaid interest due at maturity, which is April 29, 2014.  We may extend the maturity date for 1 year subject to certain criteria being met.  We have the right to repay all or any portion of the outstanding borrowings from time to time without penalty or premium, other than customary early payment fees if we repay a LIBOR loan before the end of the contract period. In addition, we will be required to make earlier principal reduction payments in the event of certain changes in the borrowing base availability.

We will pay interest on the periodic advances under the $100.0 million revolving credit facility at varying rates, based upon, at our option, either (i) 1-, 2-, 3- or 6-month LIBOR, subject to a floor of 0.50%, plus the applicable LIBOR margin or (ii) the applicable base rate, which is the greatest of the administrative agent’s prime rate, 0.50% plus the federal funds effective rate, and 1-month LIBOR (incorporating the floor of 0.50%) plus 1.00%, plus the applicable margin for base rate loans. The applicable LIBOR and base rate margin is expected to depend upon the ratio of our outstanding consolidated total indebtedness to EBITDA, as follows:

Total Debt to EBITDA Ratio	LIBOR Margin	Base Rate Margin
<3.50x	2.50%	1.50%
≥3.50x and <5.00x	3.00%	2.00%
≥5.00x	3.50%	2.50%

Financial and Other Covenants. In addition, we are required to comply with a series of financial and other covenants in order to borrow under the $100.0 million revolving credit facility. The material financial covenants include the following:

●	a maximum ratio of consolidated indebtedness (as defined in the loan documentation) to consolidated EBITDA (as defined in the loan documentation) as follows:

Period	Leverage Ratio
Closing Date through the first anniversary of the Closing Date	6.25:1.00
The first anniversary of the Closing Date through the second anniversary of the Closing Date	6.00:1.00
The second anniversary of the Closing Date through the third anniversary of the Closing Date	5.75:1.00
The third anniversary of the Closing Date and thereafter	5.25:1.00

●	a minimum ratio of adjusted consolidated EBITDA (as defined in the loan documentation) to consolidated fixed charges (as defined in the loan documentation) of 1.50:1.00;

Period	Consolidated Fixed Charge Coverage Ratio
Closing Date through the second anniversary of the Closing Date	1.50:1.00
The second anniversary of the Closing Date through the third anniversary of the Closing Date	1.60:1.00
The third anniversary of the Closing Date and thereafter	1.75:1.00

●	a minimum consolidated tangible net worth (as defined in the loan documentation) of not less than $228,728,000 plus 80% of the net proceeds of subsequent common equity issuances; and
●	a maximum dividend payout ratio of 95% of FFO (as defined in the loan documentation) or an amount necessary to maintain REIT tax status and avoid corporate income and excise taxes.

We are also subject to other customary covenants, including restrictions on investments, limitations on liens and maintenance of properties. The credit facility also contains customary events of default, including, among others, the failure to make payments when due under any of the credit facility documentation, breach of any covenant continuing beyond any cure period and bankruptcy or insolvency.

Borrowing Base Assets. The $100.0 million credit facility is secured by primarily by a first priority mortgage lien on each borrowing base asset and a first priority pledge of our equity interests in the subsidiaries that hold the borrowing base properties, and a TRS formed in connection with the credit facility, which wholly owns the TRS lessees that lease each of the borrowing base properties.  As of the date of the credit facility, mortgage liens were granted on 18 of our hotel properties, including:

Brand	Address	City	County	State
Springhill Suites	306 Markham Center Drive	Little Rock	Pulaski	AR
Fairfield Inn	6851 Tower Road	Denver	Denver	CO
Hampton Inn	1620 Oakridge Drive	Fort Collins	Larimer	CO
Fairfield Inn	11907 W 6th Avenue	Golden	Jefferson	CO
Hampton Inn	3270 South Shoshone Street	Boise	Ada	ID
Hampton Inn	1658 Fillmore Street North	Twin Falls	Twin Falls	ID
Residence Inn	7811 W Jefferson Boulevard	Fort Wayne	Allen	IN
Fairfield Inn	2930 Eaglecrest Drive	Emporia	Lyon	KS
Holiday Inn Express	2921 W. 18th Avenue	Emporia	Lyon	KS
Fairfield Inn	1740 West Crawford Street	Salina	Saline	KS
Fairfield Inn	7959 Essen Park Avenue	Baton Rouge	East Baton Rouge Parish	LA
Springhill Suites	7979 Essen Park Avenue	Baton Rouge	East Baton Rouge Parish	LA
TownePlace Suites	8735 Summa Avenue	Baton Rouge	East Baton Rouge Parish	LA
Hampton Inn	1122 Morrow Road	Medford	Jackson	OR
Springhill Suites	250 Athens Way	Nashville	Davidson	TN
Hampton Inn	1511 South 40 East	Provo	Utah	UT
Fairfield Inn	14595 NE 29th Place	Bellevue	King	WA
Fairfield Inn	311 N Riverpoint Boulevard	Spokane	Spokane	WA

Hotels may be added to or removed from the borrowing base at any time so long as there is a minimum of 15 hotels in the borrowing base, the borrowing base properties meet certain diversity requirements (such as limits on concentrations in any particular market), the then-current borrowings on the credit facility do not exceed the maximum available under the facility given the availability limitations described above.  Further, to be eligible as a borrowing base property, the anticipated property must: be franchised with a nationally-recognized franchisor; have been in operation a minimum of one year; satisfy certain ownership, management and operating lessee criteria; not be subject to material defects, such as liens, title defects, environmental contamination and other standard lender criteria.

Furthermore, prior to the second anniversary of the $100.0 million credit facility’s closing date we also may elect to increase the amount of the credit facility by up to an additional $100.0 million, increasing the maximum aggregate amount of the credit facility to $200.0 million, subject to the identification of a lender or lenders willing to make available the additional amounts, including new lenders acceptable to us and the administrative agent.  In addition, on a quarterly basis, we will be required to pay a fee on the unused portion of the senior secured revolving credit facility equal to the unused amount multiplied by an annual rate of either (i) 0.50%, if the unused amount is equal to or greater than 50% of the maximum aggregate amount of the credit facility, or (ii) 0.375%, if the unused amount is less than 50% of the maximum aggregate amount of the credit facility. We will also be required to pay other fees, including customary arrangement, administrative and fronting fees.

Amendment to Unsecured $30.0 Million Credit Facility.

On April 26, 2011, Summit Hotel OP, LP (the “Operating Partnership”), as borrower, and Summit Hotel Properties, Inc. (“Company”), as parent guarantor, entered into an amendment of the Credit Agreement evidencing the Operating Partnership’s $30.0 million unsecured revolving credit facility (the “$30 Million Facility”) with Deutsche Bank AG New York Branch (the “Lender”).  The amendment provides that the maturity date of the $30 Million Facility of May 29, 2011 may be extended by the Operating Partnership to March 29, 2012 provided that the Operating Partnership executes and delivers to the Lender sufficient mortgages and assignments of leases and rents on borrowing base assets, as defined in the Credit Agreement, and pays an extension fee of 0.50% of the amount of the facility.

The $30 Million Facility, as amended, was paid off in full and terminated upon entry into the $100.0 million secured credit facility described above and the aforementioned extension was not exercised.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Forward-Looking Statements Disclaimer.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to, among other things, advances under the credit facility, changes to the borrowing base, and future operating results. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(4) on February 10, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.        Financial Statements and Exhibits.

10.1
$100,000,000 Credit Agreement dated April 29, 2011 among Summit Hotel OP, LP, Summit Hotel Properties, Inc., Summit Hospitality I, LLC and Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, KeyBank National Association and Regions Bank.

10.2	Amendment Letter to $30,000,000 Credit Agreement among Summit Hotel OP, LP, Summit Hotel Properties, Inc., and Deutsche Bank AG New York Branch, dated April 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC. (Registrant)
Date: May 2, 2011	By:/s/ Christopher R. Eng Christopher R. Eng Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP (Registrant)
Date: May 2, 2011	By: SUMMIT HOTEL GP, LLC, its General Partner By: SUMMIT HOTEL PROPERTIES, INC., its Sole Member By:/s/ Christopher R. Eng Christopher R. Eng Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
$100,000,000 Credit Agreement dated April 29, 2011 among Summit Hotel OP, LP, Summit Hotel Properties, Inc., Summit Hospitality I, LLC and Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, KeyBank National Association and Regions Bank.

10.2	Amendment Letter to $30,000,000 Credit Agreement among Summit Hotel OP, LP, Summit Hotel Properties, Inc., and Deutsche Bank AG New York Branch, dated April 26, 2011.